_____________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 25, 2006
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

PG&E Corporation

One Market, Spear Tower
Suite 2400
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

(415) 267-7000
(Registrant's telephone number, including area code)

Pacific Gas and Electric Company

77 Beale Street
P.O. Box 770000
San Francisco, California 94177
(Address of principal executive offices) (Zip Code)

(415) 973-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

Pacific Gas and Electric Company’s General Rate Case Proceeding

On April 14, 2006, the California Public Utilities Commission’s (CPUC) Division of Ratepayer Advocates (DRA) submitted testimony in Pacific Gas and Electric Company’s (Utility) 2007 General Rate Case (GRC) proceeding currently pending at the CPUC. In the GRC, the CPUC will determine the amount of revenue requirements the Utility is authorized to collect to recover its basic business and operational costs for electric distribution and existing electricity generation operations, and natural gas distribution operations. The DRA recommended that the Utility’s 2007 revenue requirements be set at a level approximately $20 million lower than existing 2006 authorized amounts. The DRA’s submission of testimony is part of the regular process in every GRC proceeding. The Utility’s current requested increase in revenue requirements for its electricity distribution and existing electric generation operations, and gas distribution operations for 2007 is $389 million and $44 million, respectively, over the Utility’s existing 2006 authorized amounts. The Utility’s current request is lower than its original December 2, 2005 request because it reflects increases in the Utility’s authorized 2006 revenue requirements that became effective on January 1, 2006, including $155 million that the CPUC authorized the Utility to collect, subject to refund, to fund a 2006 pension contribution. The Utility also has lowered its original request for an annual revenue requirement to fund a pension contribution in 2007, 2008 and 2009 from $216 million to $98 million, which reflects the increased 2006 revenue requirement and a reduction the Utility agreed to in the March 2006 settlement agreement regarding pension contributions. As a result of the lower amounts requested for 2007 and other revisions, the Utility’s current requests for attrition increases are approximately $143 million for 2008 and $141 million for 2009, which are net of cost savings the Utility estimates will result from the implementation of various initiatives to improve the Utility’s business processes and systems.

The DRA’s recommended net reduction is comprised of a recommended $17 million increase in electric revenue requirements offset by a recommended $37 million decrease in gas revenue requirements. The DRA’s recommended 2007 electric and gas revenue requirement is less than the Utility’s requested amount and approximately $85 million of the difference reflects differences in the Utility’s and the DRA’s estimates for depreciation expenses. Among other assumptions as to future costs which differ from the Utility’s assumptions, the DRA has assumed that the Utility would make fewer capital expenditures and that some capital additions would be made over a longer period of time than the Utility projected in its GRC application. The DRA assumes that the Utility’s average annual capital expenditures for electric and gas distribution, and existing electric generation over the 2007 through 2009 period would be $1.4 billion, as compared to the Utility’s projection of average annual capital expenditures of $1.8 billion over the same period. (Capital expenditures related to the GRC do not include projected capital spending related to the proposed advanced metering infrastructure project, electric transmission, or proposed new generation resources.)

In addition, the DRA recommended attrition increases of $98 million for 2008 and $51 million for 2009.

As previously disclosed, due to uncertainty about savings to be realized from the implementation of the various initiatives the Utility is undertaking to improve its business processes and systems, the Utility proposed a sharing mechanism in its 2007 GRC application by which shareholders and customers would share equally in any earnings over the amount needed to achieve a return on equity (ROE) on GRC rate base equal to the then-authorized ROE plus 50 basis points. The Utility’s customers would receive 100% of the earnings over the amount needed to achieve an ROE equal to the then-authorized ROE plus 300 basis points. If the Utility's actual ROE were less than an amount equal to the then-authorized ROE minus 50 basis points, shareholders and customers would share the shortfall equally.

The DRA recommended a sharing mechanism by which the Utility’s shareholders would receive 100% of the earnings over the amount needed to achieve the then-authorized ROE, up to 50 basis points. Customers would receive 75% of the earnings over the amount needed to achieve the then-authorized ROE plus 50 basis points. Shareholders and customers would share equally in any earnings over the amount needed to achieve an ROE equal to the then-authorized ROE plus 150 basis points. If the Utility's actual ROE were less than an amount equal to the then-authorized ROE, shareholders would bear 100% of the earnings shortfall.

The following table summarizes the Utility’s proposed sharing mechanism based on the Utility's 2006 authorized ROE of 11.35%:
ROE	Customer	Shareholder

Below 10.85%	50%	50%
10.85% - 11.85%	0%	100%
11.86% - 14.35%	50%	50%
Above 14.35%	100%	0%

The following table summarizes the DRA’s recommended sharing mechanism for the Utility based on the Utility's 2006 authorized ROE:

ROE	Customer	Shareholder

Below 11.35%	0%	100%
11.35%-11.85%	0%	100%
11.86% - 12.85%	75%	25%
Above 12.85%	50%	50%

The CPUC’s 2007 GRC schedule calls for additional testimony from other parties to be due on April 28, 2006. The schedule provides for a final decision by December 14, 2006 on all issues except the proposed customer service performance incentive mechanism, for which a decision is expected in April 2007. PG&E Corporation and the Utility are unable to predict what amount of revenue requirements the CPUC will authorize for the 2007 through 2009 period, whether the current schedule calling for a final decision in December 2006 will be maintained, or what the impact of a final 2007 GRC decision will be on their financial condition or results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

Dated: April 25, 2006